Exhibit 99.1

May 2, 2013	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Brad Borror 918-588-7582

ONEOK to Participate in
American Gas Association Financial Forum

TULSA, Okla. – May 2, 2013 – ONEOK, Inc. (NYSE: OKE) will participate in the American Gas Association Financial Forum on Sunday and Monday, May 5-6, 2013, in Naples, Fla.

Pierce H. Norton II, ONEOK executive vice president, commercial, will conduct a series of meetings with investment-community representatives at the conference.

The materials used at the conference will be accessible on the ONEOK website, www.oneok.com, on Sunday, May 5, 2013, beginning at 7 a.m. Central Daylight Time (8 a.m. Eastern Daylight Time).

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a diversified energy company.  We are the general partner and own 43.3 percent of ONEOK Partners, L.P. (NYSE: OKS) as of March 31, 2013, one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  ONEOK is among the largest natural gas distributors in the United States, serving more than two million customers in Oklahoma, Kansas and Texas.  Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S. ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 Stock Index.

For information about ONEOK, Inc., visit the website: www.oneok.com.

For the latest news about ONEOK, follow us on Twitter @ONEOKNews.

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